FORM 8-K/A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 15, 1997


                                INTELLICALL, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)

  1-10588                                                       75-1993841
(Commission                                                    (IRS Employer
File Number)                                                Identification No.)


                2155 Chenault, Suite 410, Carrollton, Texas 75006
                    (Address of principal executive offices)


Registrant's telephone number, including area code:             (972) 416-0022
                                                                --------------



                                      NONE
         (Former name or former address, if changed since last report).



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Item 2.  Acquisition or Disposition of Assets.

         On December 15, 1997 (the "Closing Date"), ILD Teleservices, Inc. ("ILD"), a majority-owned subsidiary of the Registrant, merged (the "Merger") with Interlink Telecommunications, Inc. ("Interlink") pursuant to the terms of a Merger Agreement dated December 15, 1997 (the "Merger Agreement").

         Interlink has a variety of businesses as follows: (i) provision of operator services to private and local exchange carrier payphones and to the hospitality and correctional markets; (ii) marketing and sale of long distance prepaid calling services; and (iii) marketing and sale of prepaid local dial tone services.

         The purchase price (herein so called) paid to the shareholders of Interlink pursuant to the Merger was $10,520,475 paid as follows: (i) ILD paid $2,000,000 cash on the Closing Date; (ii) ILD executed and delivered its promissory note in the original principal amount of $2,700,000; (iii) ILD executed and delivered its promissory note in the original principal amount of $1,300,000; (iv) ILD issued 16,117 shares of its common stock valued at $175 per share or $2,820,475 in the aggregate; and (v) ILD issued 5,666.67 shares of its Series B-3 Preferred Stock valued at $300 or $1,700,000 in the aggregate.

         The cash portion of the Purchase Price was financed through advances made by ILD's senior secured lender, NationsBank, N.A.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

                  No financial statements are required to be filed with this Form 8-K.

         (c)      Exhibits.

                  The following exhibits were filed with the Form 8-K Current Report:

                    10.1 Merger  Agreement  dated December 15, 1997 by and among
               Interlink Telecommunications, Inc., Reginald P. McFarland and ILD Teleservices, Inc.

                    10.2 Promissory Note in the original principal amount of $2,700,000 issued by ILD Teleservices, Inc. payable to Reginald
               P. McFarland.

                    10.3 Promissory Note in the original principal amount of $1,300,000 issued by ILD Teleservices, Inc. payable to Reginald
               P. McFarland.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTELLICALL, INC.



                                           /s/ John J. McDonald
                                           -------------------
Date: February 17 , 1998                       John J. McDonald,
                                               President and COO